UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported):  May 19, 2020

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(262) 636-1200
(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230 .40 5 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 19, 2020, Modine Manufacturing Company (the “Company”) entered into (i) an Amendment No. 1 to Fourth Amended and Restated Credit Agreement among the Company, Airedale International Air Conditioning Limited (together with the Company, the “Borrowers”), the institutions party thereto as lenders and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) (the “First Amendment”), pursuant to which the Company amended that certain Fourth Amended and Restated Credit Agreement dated as of June 28, 2019 (the “Existing Credit Agreement”; as amended by the First Amendment, the “Credit Agreement”) among the Borrowers, the other subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto and the Administrative Agent and (ii) a Second Amendment to Second Amended and Restated Note Purchase and Private Shelf Agreement (the “Second Amendment”; together with the First Amendment, the “Amendments”) among the Company, PGIM, Inc. (“Prudential”) and the existing noteholders, pursuant to which the Company amended that certain Second Amended and Restated Note Purchase and Private Shelf Agreement dated as of August 6, 2019 (as previously amended by a First Amendment dated as of January 31, 2020, the “Existing Note Purchase Agreement”; as amended by the Second Amendment, the “Note Purchase Agreement”) among the Company, Prudential and the existing noteholders, in each case as further detailed below.

Among other changes, the Amendments revise the net leverage covenant in the Existing Credit Agreement and the Existing Note Purchase Agreement so as to limit the ratio of (i) the Company’s consolidated total debt, subject to certain adjustments, on the last day of any fiscal quarter to (ii) the Company’s consolidated net income before interest, taxes, depreciation and amortization, subject to certain adjustments (“EBITDA”), for the four consecutive fiscal quarters then ended, as follows:

Fiscal Quarter Ending	Leverage Ratio

June 30, 2020	4.00 to 1.00

September 30, 2020	4.75 to 1.00

December 31, 2020	5.25 to 1.00

March 31, 2021	5.75 to 1.00

June 30, 2021	4.75 to 1.00

September 30, 2021	3.75 to 1.00

December 31, 2021	3.50 to 1.00

March 31, 2022 and each fiscal quarter ending thereafter	3.25 to 1.00

The maximum net leverage ratio under each of the Existing Credit Agreement and the Existing Note Purchase Agreement was 3.25 to 1.00 for each fiscal quarter. Notwithstanding the Amendments and subject to certain conditions, the Company may still elect to increase temporarily the maximum permitted net leverage ratio in connection with certain material acquisitions to up to 3.75 to 1.00 under each of the Credit Agreement and the Note Purchase Agreement.

Furthermore, the Amendments amend the Existing Credit Agreement and the Existing Note Purchase Agreement to, among other things:

•	permit additional liens on assets pledged by foreign subsidiaries in connection with foreign government-sponsored financings in an aggregate amount outstanding of up to €25,000,000,

•
revise the general basket permitting restricted payments to (i) for each fiscal year ending on or prior to March 31, 2022, (a) $0 where the net leverage ratio is greater than or equal to 3.75 to 1.00, (b) $10,000,000 where the net leverage ratio is less than 3.75 to 1.00 but greater than or equal to 2.75 to 1.00 and (c) no limit where the net leverage ratio is less than 2.75 to 1.00 and (ii) for each fiscal year ending after March 31, 2022, (a) $20,000,000 where the net leverage ratio is greater than or equal to 3.00 to 1.00 and (b) no limit where the net leverage ratio is less than 3.00 to 1.00,

•
for purposes of the covenant restricting loans and advances, exempt loans or advances made pursuant to certain comfort letters made by the Company in favor of Modine Austria GmbH (the “Modine Austria Comfort Letters”) from exhausting the general basket of permitted loans,

•
modify the general basket permitting investments and acquisitions to (i) in any fiscal year ending on or prior to March 31, 2022, (a) $0 if the pro forma net leverage ratio is 3.75 to 1.00 or greater, (b) the greater of $50,000,000 and 3.0% of consolidated total assets if the pro forma net leverage ratio is less than 3.75 to 1.00 but greater than or equal to 2.75 to 1.00 and (c) no limit if the pro forma net leverage ratio is less than 2.75 to 1.00, and (ii) in any fiscal year ending after March 31, 2022, the greater of $75,000,000 and 5.0% of consolidated total assets,

•	adjust the calculation of EBITDA to permit the add-back of certain restructuring charges in connection with the exit of the automotive business segment (the “Automotive Restructuring Charges”),

•	limit the maximum amount of unrestricted cash that may be deducted from calculation of the net leverage ratio to $80,000,000, and

•
for purposes of testing compliance with the net leverage covenant following any sale of the automotive thermal management portion of the Company’s Vehicular Thermal Solutions segment, permit the inclusion of the pre-sale EBITDA attributable to such assets in the calculation of EBITDA, subject to certain limitations.

Moreover, the First Amendment amends the Existing Credit Agreement to, among other things:

•	incorporate a base rate floor equal to 2.00%,

•	incorporate LIBOR and LIBOR alternate floors equal to 1.00%,

•
increase the applicable margins paid to lenders as part of the variable interest rates for both LIBOR and base rate borrowings by (i) 37.5 basis points in each case where the net leverage ratio is greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00 and (ii) 75 basis points in each case where the net leverage ratio is greater than 4.00 to 1.00,

•
subject to certain exceptions, add a condition to each extension of credit occurring prior to the commencement of the fiscal quarter ending March 31, 2022 that the consolidated cash and cash equivalents of the Company and its subsidiaries not exceed $100,000,000,

•
permit liens securing indebtedness in an aggregate amount outstanding of no more than (i) prior to January 1, 2022, the greater of $20,000,000 and 1.0% of the Company’s consolidated tangible assets and (ii) on or after January 1, 2022, the greater of $45,000,000 and 3.0% of the Company’s consolidated tangible assets, and

•
for purposes of the covenant restricting the incurrence of debt, exempt contingent obligations respecting the Modine Austria Comfort Letters from exhausting the basket permitting contingent obligations under the Credit Agreement.

Additionally, the Second Amendment amends the Existing Note Purchase Agreement to, among other things:

•	add a fee due to each holder of a note on the outstanding daily average principal amount of such holder’s note(s) of 0.50% per annum through December 31, 2021,

•
add a fee due to each holder of a note on the outstanding daily average principal amount of such holder’s note(s) of (i) 0.25% per annum if the Company’s net leverage ratio calculated without adding back the Automotive Restructuring Charges in the calculation of EBITDA (the “Adjusted Net Leverage Ratio”) is greater than 3.50 to 1.00 as of the last day of each applicable fiscal quarter and (ii) 0.50% per annum if the Company’s Adjusted Net Leverage Ratio is greater than 4.00 to 1.00 as of the last day of each applicable fiscal quarter, in each case through December 31, 2021,

•
revise the existing excess leverage fee of 0.50% per annum on the outstanding daily average principal amount of such holder’s note(s) due under the Existing Note Purchase Agreement to apply at all times after December 31, 2021 where the Company’s Adjusted Net Leverage Ratio is greater than 3.25 to 1.00 as of the last day of each applicable fiscal quarter and to increase from 0.50% per annum to 0.75% per annum for any such fiscal quarter for which the Company’s Adjusted Net Leverage Ratio is greater than 3.75 to 1.00 as of the last day of such fiscal quarter, and

•
for purposes of the covenant restricting the incurrence of debt, exempt guaranties respecting the Modine Austria Comfort Letters from exhausting the basket permitting guaranties of subsidiary debt by the Company under the Note Purchase Agreement.

The foregoing descriptions of the First Amendment and the Second Amendment do not purport to be complete and each such description is qualified in its entirety by reference to the full text of such agreements. Copies of the First Amendment and the Second Amendment are filed herewith as Exhibits 4.1 and 4.2, respectively, and each is incorporated herein by reference. In the ordinary course of business, certain of the agents and/or lenders under the Credit Agreement and the Note Purchase Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company and/or one or more of its subsidiaries for which they have received, and may in the future receive, compensation.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 1 to Fourth Amended and Restated Credit Agreement dated as of May 19, 2020
4.2	Second Amendment to Second Amended and Restated Note Purchase and Private Shelf Agreement dated as of May 19, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2020

MODINE MANUFACTURING COMPANY

By:	/s/ Sylvia A. Stein
Sylvia A. Stein
Vice President, General Counsel & Corporate Secretary